EXHIBIT 10.25

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of February 4, 2015 by and between Asterias Biotherapeutics, Inc., a Delaware corporation (the “Company”), and the investor listed on Schedule A hereto (each, an “Investor” and together, the “Investors”).

AGREEMENT

In consideration for the mutual promises and covenants herein, the parties agree as follows:

WHEREAS, the Company is offering up to approximately three million shares of its Series A Common Stock, par value $0.0001 per share (the "Series A Shares") for $3.90 per share (the "Purchase Price"), in an overnight underwritten public offering;

WHEREAS, the Company is hereby simultaneously offering its Series A Shares at a price per share equal to the Purchase Price in a private placement to a limited number of accredited investors, including certain of its officers, directors and affiliates; and

WHEREAS, the undersigned desires to subscribe for and purchase the number of Series A Shares set forth on Schedule A hereto.

SECTION 1 - PURCHASE AND SALE OF SERIES A SHARES

1.1               Purchase and Sale of Series A Shares. The Company has authorized the issuance and sale, in accordance with the terms hereof, of its Series A Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Company agrees to issue to each Investor, and the Investor agrees to purchase from the Company, such number of Series A Shares as is set forth on the line marked “Number of Series A Shares Purchased” on Schedule A (the "Purchased Shares"). The Company will sell Series A Shares to more than one Investor, each of whom will enter into Subscription Agreement substantially identical to this one.

1.2              Closing. The purchase and sale of the Series A Shares shall take place at the closing (the “Closing”) which shall take place remotely via exchange of documents and signatures at 10:00 a.m. Eastern Time three business days immediately following execution and delivery of this Agreement, or at such other place and time as may be agreed to among the Company and the Investors. At the Closing, the Company shall deliver to each of the Investors purchasing Series A Shares a certificate or certification representing such number of Purchased Shares, against receipt of a check subject to collection or a wire transfer in immediately available funds of the purchase price, to an account designated by the Company.

SECTION 2 - REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

The Company represents and warrants to each Investor as follows:

2.1              Existence of Company. The Company is a duly organized Delaware corporation. The Company is validly existing in all jurisdictions where it conducts its business.

2.2              Authority to Execute. The execution, delivery and performance by the Company of this Agreement and the issuance of the Series A Shares are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, do not and will not conflict with any provision of law or organizational document of the Company (including its Certificate of Incorporation or Bylaws) or of any agreement or contractual restrictions binding upon or affecting the Company or any of its property and need no further stockholder or creditor consent.

2.3              No Stockholder Approval Required. No approval of the Company’s stockholders is required for (i) the entry by the Company into this Agreement, or (ii) the issuance of the Series A Shares contemplated by this Agreement.

2.4             Valid Issuance. The Series A Shares will be, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investor. Assuming the accuracy of the representations of the Investor in Section 3 of this Agreement, and the Series A Shares will be issued in compliance with all applicable federal and state securities laws.

2.5              Binding Obligation. This Agreement is, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

2.6             SEC Reports.The Company has filed all forms, reports, schedules, proxy statements, registration statements and other documents (including all exhibits thereto) required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the federal securities laws and the SEC rules and regulations thereunder, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (as they have been amended since the time of their filing, including all exhibits thereto, the “SEC Reports”). Each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act and the rules and regulations of the SEC under all of the foregoing. None of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 3 - REPRESENTATIONS AND WARRANTIES
OF THE INVESTORS

Each Investor represents and warrants to the Company as follows:

3.1              Authorization; Binding Obligations. The Investor has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

3.2              Accredited Investor. The Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Securities Act.

3.3              Investment for Own Account. The Series A Shares are being acquired for the Investor's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

3.4              Knowledge and Experience. The Investor has such knowledge and experience in financial and business matters that (s)he is capable of evaluating the merits and risks of an investment in the Series A Shares and of making an informed investment decision with respect thereto, has the ability and capacity to protect his/her interests and can bear the economic risk of the acceptance of the Series A Shares, including a total loss of his/her investment.

3.5              Opportunity to Ask Questions. The Investor has had the opportunity to ask questions and receive answers from the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Investor. In connection therewith, the Investor acknowledges that the Investor has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.

3.6.            Receipt of Information. The Investor has received and reviewed all the information concerning the Company and the Series A Shares, both written and oral, that the Investor desires. Without limiting the generality of the foregoing, the Investor has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that the Investor desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, the Investor has relied solely on the Investor's own knowledge and understanding of the Company and its business and prospects based upon the Investor’s own due diligence investigations and the Company’s filings with the SEC.

SECTION 4 - MISCELLANEOUS

4.1              No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right or remedy under, or pursuant to, this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy or power preclude other or further exercise thereof, or the exercise of any other right, remedy or power. The remedies in this Agreement are cumulative and are not exclusive of any remedies provided by law.

4.2              Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended (either retroactively or prospectively) with the written consent of the Company and the Investor. Any amendment effected in accordance with this Section 4.2 shall be binding upon each Investor, each future holder of the Purchased Shares and the Company.

4.3               Notices, Etc. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person; sent by facsimile transmission; sent by electronic mail; duly sent by first class registered or certified mail, return receipt requested, postage prepaid; or duly sent by overnight delivery service (e.g., Federal Express) addressed to such party (i) if to the Company, at the address, fax number or electronic mail address, as applicable, set forth on the signature page hereof or (ii) if to an Investor, at the address, fax number or electronic mail address, as applicable, set forth on Schedule A hereto, or at such other address, fax number or electronic mail address as may hereafter be designated in writing by the addressee to the sender. All such notices, advises and communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of facsimile or electronic mail transmission, on the date of transmission; and (c) in the case of mailing or delivery by service, on the date of delivery as shown on the return receipt or delivery service statement.

4.4              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state. The Company and each Investor consent to personal jurisdiction in San Francisco County, California.

4.5              Severability. If any term in this Agreement is held to be illegal or unenforceable, the remaining portions of this Agreement shall not be affected, and this Agreement shall be construed and enforced as if this Agreement did not contain the term held to be illegal or unenforceable.

4.6               Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and each Investor and their respective successors and assigns.

4.7               Registration Rights. Following the expiration of the Company's lock-up period as set forth in that certain Underwriting Agreement dated on or about February 4, 2015, by and between the Company and the MLV & Co. LLC, the Company shall use commercially reasonably efforts to (i) file with the SEC a registration statement covering the resale of the Purchased Shares by the Investor, (ii) cause the SEC to declare such registration statement effective, (iii) maintain the effectiveness of such registration statement, and (iv) within a reasonable time following the effectiveness of such registration statement, to cause its stock transfer agent to remove the restrictive legend on the certificate(s) representing the Purchased Shares, provided however, that notwithstanding anything contained herein, the Company shall have the privilege to postpone, for one time only, the filing and/or effectiveness of such registration statement for a reasonable period of time (not exceeding 120 days) if the Company furnishes the Investor with a certificate signed by the Chairman of the Board or the Chief Executive Officer of the Company stating that, in its good faith judgment, the Company’s board of directors has determined that filing of the registration statement or causing the SEC to declare the registration statement effective would adversely affect a material financing.

4.8               Transfer of Series A Shares. Notwithstanding the legend required to be placed on the Series A Shares by applicable law, no registration statement shall be necessary: (a) for a transfer of Series A Shares to the respective estate of each Investor or for a transfer of Series A Shares by gift, will or intestate succession of each Investor to his or her spouse or to the siblings, lineal descendants or ancestors each Investor or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the original Investor hereunder; or (b) for a transfer of Series A Shares pursuant to SEC Rule 144 or any successor rule, or for a transfer of Series A Shares pursuant to a registration statement declared effective by the SEC under the Securities Act relating to the Purchased Shares, subject to the condition precedent in case of both (a) and (b) to the Company providing an opinion furnished by the Company's counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act.

4.9              Survival of Representations and Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement indefinitely, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the other parties.

4.10            California Commissioner of Corporations. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATIONS BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

ASTERIAS BIOTHERAPEUTICS, INC.

By:
Name: Pedro Lichtinger
Title: Chief Executive Officer

Address/ E-mail Address for Notice:

230 Constitution Drive
Menlo Park, California 94025
plichtinger@asteriasbio.com

INVESTOR:

By:
Name:
Title:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

SCHEDULE A

NAME OF INVESTOR (Please Print):

DATE:

ADDRESS FOR NOTICE (Please Print)

Street:

City, State:

Zip Code:

Attention:

(If other than an individual)

Fax:

Home Phone No:

Work Phone No.:

Cellular Phone No.:

E-Mail Address:

SSN/Tax I.D. No:

Number of Series A Shares Purchased:

Aggregate Purchase Price:	$